Exhibit 99.1

Cable One Reports Preliminary Estimated First Quarter 2021 Results

April 28, 2021 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today provided preliminary estimated results for the quarter ended March 31, 2021.

The Company is making this announcement because the same information will be provided to potential lenders in connection with the arrangement of proposed new senior secured institutional term “B” loans. The Company intends to use the net proceeds of any such loans to refinance outstanding indebtedness of Hargray Communications, a data, video and voice services provider (“Hargray”), upon the consummation of the Company’s expected acquisition of the remaining equity interests in Hargray that it does not already own, and to pay associated fees and expenses. As previously disclosed, the Company intends to acquire such equity interests, which represent approximately 85% of Hargray on a fully-diluted basis, in a transaction that implies a $2.2 billion total enterprise value for 100% of the equity interests of Hargray on a debt-free and cash-free basis (the “Hargray Acquisition”). The Company intends to use any remaining net proceeds of the proposed new senior secured institutional term “B” loans for general corporate purposes.

Preliminary Estimated Financial Results for the Quarter Ended March 31, 2021

●	The Company expects revenues to be in the range of $335 million to $341 million.

●	The Company expects net income to be in the range of $65 million to $69 million.

●	The Company expects Adjusted EBITDA(1) to be in the range of $176 million to $180 million.

(1)

Adjusted EBITDA is defined in the section of this press release entitled “Use of Non-GAAP Financial Measure.” Refer to the “Reconciliation of Non-GAAP Measure” table within this press release for a reconciliation of Adjusted EBITDA to net income.

Residential Data Subscriber Information for the Quarter Ended March 31, 2021

●	Residential data subscribers grew by approximately 22,000 on a sequential basis.

Liquidity Information as of March 31, 2021

●	Cash and cash equivalents totaled approximately $1.5 billion.

●	The Company had $459.0 million of available borrowing capacity under its revolving credit facility.

Conference Call

As previously announced, Cable One will host a conference call with the financial community to discuss its final results for the first quarter of 2021 on Thursday, May 6, 2021, at 5 p.m. Eastern Time (ET). The conference call will be available via a live audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-844-378-6483 (Canada: 1-855-669-9657 or International: 1-412-542-4178). Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET. Cable One will issue a press release reporting its final results for the first quarter after market close on Thursday, May 6, 2021.

Note Regarding Preliminary Estimated Financial Results

The Company’s preliminary estimates of the consolidated financial data included in this press release are based solely on information available to it as of the date hereof and are inherently uncertain and subject to change. The Company has provided a range for the preliminary estimated financial results included in this press release because its closing procedures for the first quarter of 2021 are not yet complete. The Company’s preliminary estimates contained in this press release are forward-looking statements. The Company’s actual results remain subject to the completion of management’s final review and the Company’s other closing procedures. Accordingly, you should not place undue reliance on the preliminary estimated financial data, which may differ materially from the actual results for the first quarter.

These preliminary estimates are not a comprehensive statement of the Company’s consolidated financial results for the first quarter of 2021 and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP (as defined below). In addition, these preliminary estimates for the first quarter of 2021 are not necessarily indicative of the results to be achieved in any future period. The Company’s actual financial results for the first quarter of 2021 may differ from these preliminary estimates due to the completion of its financial closing procedures, final adjustments and other developments that may arise between the date hereof and the time that financial information for the first quarter of 2021 is finalized.

The preliminary estimated financial data included in this press release have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to this preliminary estimated financial data, nor has it expressed any opinion or any other form of assurance with respect thereto.

Use of Non-GAAP Financial Measure

The Company uses Adjusted EBITDA, a measure that is not defined by generally accepted accounting principles in the United States (“GAAP”), to evaluate various aspects of its business. Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, net income reported in accordance with GAAP. See the “Reconciliation of Non-GAAP Measure” table within this press release for a reconciliation of Adjusted EBITDA to net income.

“Adjusted EBITDA” is defined as net income plus interest expense, income tax provision, depreciation and amortization, equity-based compensation, (gain) loss on deferred compensation, acquisition-related costs, (gain) loss on asset sales and disposals, system conversion costs, rebranding costs, equity method investment income (loss), other (income) expense and other unusual items, as provided in the “Reconciliation of Non-GAAP Measure” table within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.

The Company uses Adjusted EBITDA to assess its performance. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA is also a significant performance measure used by the Company in its annual incentive compensation program. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.

The Company believes that Adjusted EBITDA is useful to investors in evaluating the operating performance of the Company. Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measure of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.

About Cable One

Cable One, Inc. (NYSE: CABO) is a leading broadband communications provider serving more than 950,000 residential and business customers in 21 states through its Sparklight® and Clearwave® brands. Sparklight provides consumers with a wide array of connectivity and entertainment services, including high-speed internet and advanced Wi-Fi solutions, cable television and phone service. Sparklight Business and Clearwave provide scalable and cost-effective products for businesses ranging in size from small to mid-market, in addition to enterprise, wholesale and carrier customers.

Contacts

Trish Niemann	Steven Cochran
Senior Director, Corporate Communications	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, dividend policy, financial results and financial condition as well as anticipated impacts from, and the Company’s responses to, the COVID-19 pandemic. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s latest Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”):

●	the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, financial condition, results of operations and cash flows;
●	rising levels of competition from historical and new entrants in the Company’s markets;
●	recent and future changes in technology;
●	the Company’s ability to continue to grow its business services products;
●	increases in programming costs and retransmission fees;
●	the Company’s ability to obtain hardware, software and operational support from vendors;
●

uncertainties as to the timing of the Hargray Acquisition, and the risk that the Hargray Acquisition may not be completed in a timely manner or at all, including failure to receive any required regulatory approvals (or any conditions, limitations or restrictions placed in connection with such approvals);

●	risks that the Company may fail to realize the benefits anticipated as a result of the Hargray Acquisition;
●	business uncertainties that the Company and Hargray will be subject to while the Hargray Acquisition is pending that could adversely affect the Company’s and Hargray’s businesses;
●	risks relating to existing or future acquisitions and strategic investments by the Company;
●	risks that the implementation of the Company’s new enterprise resource planning system disrupts business operations;
●	the integrity and security of the Company’s network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
●	legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
●	additional regulation of the Company’s video and voice services;
●	the Company’s ability to renew cable system franchises;
●	increases in pole attachment costs;

●	changes in local governmental franchising authority and broadcast carriage regulations;
●	the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
●	the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
●	risks associated with the Company’s convertible indebtedness;
●	the Company’s ability to continue to pay dividends;
●	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
●	adverse economic conditions;
●	fluctuations in the Company’s stock price;
●	dilution from equity awards, convertible debt and potential future convertible note and stock issuances;
●	damage to the Company’s reputation or brand image;
●	the Company’s ability to retain key employees;
●	the Company’s ability to incur future indebtedness;
●	provisions in the Company’s charter that could limit the liabilities for directors; and
●	the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to the Company’s latest Annual Report on Form 10-K as filed with the SEC.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Reconciliation of Non-GAAP Measure

The following table presents a reconciliation of the Company’s preliminary estimated Adjusted EBITDA to preliminary estimated net income, the most comparable GAAP financial measure, for the three months ended March 31, 2021 and 2020, respectively.

	For the three months ended March 31,
	2021*		2020*
	Low	High
(unaudited)	(estimated)		(actual)

(in millions)
Net income	$65	$69	$69
Plus: Interest expense	24	24	19
Income tax provision	18	18	6
Depreciation and amortization	68	68	65
Equity-based compensation	4	4	3
(Gain) loss on deferred compensation	0	0	(0)
Acquisition-related costs	4	4	2
(Gain) loss on asset sales and disposals, net	0	0	(6)
System conversion costs	1	1	0
Rebranding costs	0	0	0
Equity method investment (income) loss, net	1	1	-
Other (income) expense, net	(8)	(8)	(2)
Adjusted EBITDA	$176	$180	$158

*Amounts may not sum due to rounding.